UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     December 16, 2008
Premier Exhibitions, Inc.
(Exact name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 17, 2008, Premier Exhibitions, Inc. (the “Company’s”) entered into indemnification agreements (together, the “Indemnification Agreements”) with each of Douglas Banker, N. Nick Cretan and Alan Reed (each, an “Indemnitee”), members of a special committee of the Company’s Board of Directors formed to analyze and take any and all action that the committee determines to be in the best interest of the Company in regards to Sellers Capital, LLC’s proposed consent solicitation. The Indemnification Agreements were approved by the Company’s Board of Directors on December 16, 2008.
     The Indemnification Agreements provide that the Company will indemnify and hold harmless each Indemnitee made a party to or otherwise involved in certain legal proceedings as a result of actions related to such Indemnitee’s service as a director. Such indemnification includes all expenses (including attorney’s fees), judgments, penalties, fines and other amounts paid as settlement, provided that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Additional limitations on indemnification also apply in the case of actions by or in the right of the Company. An Indemnitee will not be entitled to indemnification where, among other things, (i) his relevant conduct constitutes: (a) a violation of the criminal law, unless the Indemnitee had reasonable cause to believe the conduct of the Indemnitee was lawful or had no reasonable cause to believe the conduct of the Indemnitee was unlawful; (b) a transaction from which the Indemnitee derived an improper personal benefit; (c) a circumstance involving an unlawful distribution under applicable Florida law; or (d) gross negligence or willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company or by or in the right of a shareholder; or (ii) such indemnification or advancement of expenses is prohibited by law. The rights of each Indemnitee under the Indemnification Agreements are not exclusive and are in addition to each Indemnitee’s rights under the Company’s Articles of Incorporation and Florida law. Each Indemnification Agreement also contains expense advancement and reimbursement provisions that are customary in agreements of this nature. The Indemnification Agreements also require the Company to maintain directors and officers liability insurance, subject to certain limitations.
     The foregoing does not constitute a complete summary of the terms of the Indemnification Agreements, and reference is made to the complete text of the Indemnification Agreements, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Indemnification Agreement, dated December 17, 2008, between the Company and Douglas Banker.

Exhibit No.	Description
99.2	Indemnification Agreement, dated December 17, 2008, between the Company and N. Nick Cretan.

99.3	Indemnification Agreement, dated December 17, 2008, between the Company and Alan Reed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: December 19, 2008	By:	/s/ Arnie Geller
Arnie Geller
Chief Executive Officer